EXHIBIT 32.1

CERTIFICATION OF PERIODIC REPORT

The undersigned Chairman of the Board, Chief Executive Officer and President and Executive Vice President, International Operations, Chief Financial Officer and Treasurer of AMC Entertainment Holdings, Inc. (the “Company”), each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	the Annual Report on Form 10-K of the Company for the year ended December 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated February 25, 2025

/s/ Adam M. Aron
Adam M. Aron Chairman of the Board, Chief Executive Officer and President

/s/ SEAN D. GOODMAN
Sean D. Goodman Executive Vice President, International Operations, Chief Financial Officer and Treasurer